UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  January 6, 2012

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On January 6, 2012, PriceSmart, Inc. issued a press release regarding its results of operations for the quarter ended November 30, 2011.  A copy of the press release is furnished herewith as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.   Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated January 6, 2012.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2012	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated January 6, 2012.

PriceSmart Announces First Quarter Results of Operations

San Diego, CA (January 6, 2012) – PriceSmart, Inc. (NASDAQ: PSMT,) today announced its results of operations for the first quarter of fiscal year 2012 which ended on November 30, 2011.

For the first quarter of fiscal year 2012, net warehouse sales increased 24.1% to $468.3 million from $377.3 million in the first quarter of fiscal year 2011.  Total revenue for the first quarter of fiscal year 2012 was $478.7 million compared to $386.1 million in the first quarter of the prior year.  The Company had 29 clubs in operation as of November 30, 2011, compared to 28 warehouse clubs in operation as of November 30, 2010.

The Company recorded operating income for the first quarter of $24.3 million, compared to operating income of $22.2 million for the first quarter of the prior year.  Net income attributable to PriceSmart was $14.0 million, or $0.47 per diluted share, in the first quarter of fiscal year 2012.  Net income attributable to PriceSmart in the first quarter of fiscal year 2011 was $14.9 million, or $0.50 per diluted share.

Beginning with the current quarter, the Company now reports gains and losses associated with foreign exchange in other income (expense) on the consolidated statement of income, formerly it was reported in net warehouse club cost of goods sold.  The Company believes that foreign currency gains and losses are not directly related to the cost of sales but are more closely linked to the financing activities of the Company and its subsidiaries.  For example, in the first quarter of fiscal year 2012, the Company incurred a net $1.2 million ($0.04 per share) foreign exchange loss resulting primarily from a devaluation of the Colombian peso.  During the first quarter of fiscal year 2011, the Company recorded a $378,000 ($0.01 per share) gain in foreign exchange that was reclassified to conform to the current presentation.

The Company plans to release its quarterly report on Form 10-Q for the first quarter of fiscal year 2012 on or before January 9, 2012, which will contain additional information about the quarter’s results.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 29 warehouse clubs in 12 countries and one U.S. territory (five in Costa Rica; four each in Panama and Trinidad; three each in Guatemala and Dominican Republic; two each in El Salvador and Honduras; and one each in Aruba, Barbados, Colombia, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters.  These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; future sales growth could be dependent upon the Company acquiring suitable sites for additional warehouse club: the Company may encounter difficulties in the shipment of, and risks inherent in the acquisition and importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own approximately 31.4% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; although the Company takes steps to continuously review, enhance, and implement improvements to its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the year ended August 31, 2011 filed pursuant to the Securities Exchange Act of 1934 on November 9, 2011.  We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	November 30,
	2011	2010
Revenues:
Net warehouse club sales	$468,329	$377,331
Export sales	2,249	1,409
Membership income	6,331	5,425
Other income	1,776	1,907
Total revenues	478,685	386,072
Operating expenses:
Cost of goods sold:
Net warehouse club	400,481	318,191
Export	2,161	1,344
Selling, general and administrative:
Warehouse club operations	42,509	35,133
General and administrative	9,111	8,810
Pre-opening expenses	162	403
Total operating expenses	454,424	363,881
Operating income	24,261	22,191
Other income (expense):
Interest income	184	129
Interest expense	(1,254)	(956)
Other income (expense), net	(1,269)	332
Total other expense	(2,339)	(495)
Income from continuing operations before provision for income taxes and loss of unconsolidated affiliates	21,922	21,696
Provision for income taxes	(7,933)	(6,845)
Loss of unconsolidated affiliates	7	(5)
Income from continuing operations	13,996	14,846
Income from discontinued operations, net of tax	(7)	7
Net income	13,989	14,853

Net income per share available for distribution:
Basic net income per share from continuing operations	$0.47	$0.50
Basic net income per share from discontinued operations, net of tax	$0.00	$0.00
Basic net income per share	$0.47	$0.50

Diluted net income per share from continuing operations	$0.47	$0.50
Diluted net income per share from discontinued operations, net of tax	$0.00	$0.00
Diluted net income per share	$0.47	$0.50
Shares used in per share computations:
Basic	29,503	29,356
Diluted	29,517	29,362
Dividends per share	$0.00	$0.00

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30,
	2011	August 31,
	(Unaudited)	2011
ASSETS
Current Assets:
Cash and cash equivalents	$58,276	$76,817
Short-term restricted cash	1,240	1,240
Receivables, net of allowance for doubtful accounts of $3 and $5 as of November 30 and August 31, 2011, respectively	3,978	3,655
Merchandise inventories	219,593	177,232
Deferred tax assets – current	5,042	4,252
Prepaid expenses and other current assets	32,581	29,117
Assets of discontinued operations	41	464
Total current assets	320,751	292,777
Long-term restricted cash	28,662	22,626
Property and equipment, net	272,997	281,111
Goodwill	37,236	37,361
Deferred tax assets – long term	15,258	17,000
Other non-current assets (includes $399,000 as of November 30, 2011 for the fair value of derivative instruments)	5,556	5,390
Investment in unconsolidated affiliates	7,582	8,063
Total Assets	$688,042	$664,328
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$5,812	$2,259
Accounts payable	179,852	163,432
Accrued salaries and benefits	10,781	11,681
Deferred membership income	12,027	11,416
Income taxes payable	4,869	7,655
Other accrued expenses	10,905	12,556
Long-term debt, current portion	7,287	7,771
Deferred tax liability – current	433	533
Liabilities of discontinued operations	2	40
Total current liabilities	231,968	217,343
Deferred tax liability – long-term	1,714	1,888
Long-term portion of deferred rent	4,220	4,143
Long-term income taxes payable, net of current portion	3,313	3,310
Long-term debt, net of current portion	63,490	60,451
Other long-term liabilities (includes $460,000 and $884,000 for the fair value of derivative instruments and $515,000 and $471,000 for the defined benefit plan as of November 30 and August 31, 2011, respectively)	975	1,355
Total liabilities	305,680	288,490
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,695,933 shares issued and 29,900,030 shares outstanding (net of treasury shares) as of November 30 and August 31, 2011	3	3
Additional paid-in capital	384,515	383,549
Tax benefit from stock-based compensation	5,242	5,242
Accumulated other comprehensive loss	(31,349)	(22,915)
Retained earnings	42,227	28,238
Less: treasury stock at cost; 795,903 shares as of November 30 and August 31, 2011.	(18,276)	(18,279)
Total equity	382,362	375,838
Total Liabilities and Equity	$688,042	$664,328